Exhibit 99.01


                           Certification Pursuant to
        Section 1350 of chapter 63 of title 18 of the United States Code

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of I.C. Isaacs & Company, Inc. ("Isaacs"), that, to his knowledge, the Annual Report of Isaacs on Form 10-K for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Isaacs.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Isaacs and will be retained by Isaacs and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  April 4, 2003
                                                   /s/ Daniel Gladstone
                                                  ------------------------------
                                                  Daniel Gladstone, Acting CEO

                                                  /s/ Robert Conologue
                                                  ------------------------------
                                                  Robert Conologue, COO and CFO



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